FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 11, 2004



                           FIRST SHARES BANCORP, INC.
             (Exact name of registrant as specified in its charter)


        Indiana                       0-29837               35-1948962
(State or jurisdiction of           (Commission           (I.R.S. Employer
incorporation or organization)      File Number)          Identification No.)


    996 South State Road 135
        Greenwood, Indiana                                46143
 (Address of principal executive offices)               (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (317) 882-4790


                                 Not applicable
          (Former name or former address, if changed since last report)




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ITEM 5. Other Events

     First Shares Bancorp, Inc. announced that it is redeeming its 8% Redeemable Subordinated Debentures due July 1, 2011 and canceling its Cancelable Mandatory Stock Purchase Contracts, with the redemption date being May 7, 2004. Cancellation of the mandatory stock purchase contracts will also be effective May 7, 2004. Under the terms of these securities, the debenture redemption price will be par, plus a 7% redemption premium, plus interest accrued since the latest interest payment date. Contracts cancelled will also be entitled to a 1% cancellation payment. As a result of the redemption, interest will cease to accrue on the debentures effective May 7, 2004.

     Holders of equity contracts will have until May 7 to exercise the contract to purchase First Shares common stock, but holders of commonly registered debentures and contracts will be able to exercise their contracts only by surrendering the related debenture as payment of the exercise price.




ITEM 7. Financial Statements and Exhibits

     (c)  Exhibits

      Exhibit No.    Exhibit
      -----------    -------

         99 Press Release Concerning Redeemable Subordinated Debentures dated March 11, 2004



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FIRST SHARES BANCORP, INC.


Date: March 15, 2004            By: /s/ Kimberly B. Kling
                                ------------------------------------------------
                                Kimberly B. Kling
                                Secretary, Treasurer and Chief Financial Officer